SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    NORTHWESTERN PUBLIC SERVICE COMPANY
          (Exact name of registrant as specified in its charter)

         Delaware                                   46-0172280
(State of Incorporation)                (IRS Employer Identification No.)

  33 Third Street SE
  Huron, South Dakota                                    57350-1318
(Address of Principal Executive Offices)                 (Zip code)

               Variable Investment Plan and Trust Agreement
                         (Full title of the plan)

                             Alan D. Dietrich
        Vice President - Corporate Services and Corporate Secretary
                            33 Third Street SE
                              P. O. Box 1318
                      Huron, South Dakota 57350-1318
                  (Name and address of agent for service)

                               605-352-8411
        (Telephone No., including area code, of agent for service)

                      Calculation of Registration Fee

                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
To Be          To Be          Price Per      Offering       Registration
Registered     Registered     Share (1)      Price (1)      Fee (1)
- ----------     ----------     ---------      ---------      ------------

Common Stock    500,000        $25.875       $12,937,500     $4,461.24
($3.50 par      Shares
 value)

Interests         (2)            (2)             (2)            (2)
in the Plan

(1) Pursuant to Rule 457(6), the price is computed on the basis of the average of the high and low prices reported on the New York Stock Exchange consolidated reporting system for November 7, 1994.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                  PART II

Item 3.  Incorporation of Documents by Reference

          The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, Commission File 0-692.

     (b) A description of the Registrant's Common Stock, $3.50 par value, is incorporated by reference to the Registration Statement on Form S-3 filed with the Commission on May 13, 1994.

          All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

          N/A

Item 5.  Interests of Named Experts and Counsel

          None.

Item 6.  Indemnification of Directors and Officers

          The Company, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director or officer of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

          Article V of the Company's By-Laws provides that in addition to all other compensation which they may, respectively, receive from the Company, the Company will indemnify and save harmless each director and officer of the Company against all costs and expenses reasonably incurred by him as the result of the assertion or institution against him at any time of any claim, suit or proceeding by reason of his being or having been a director or officer of the Company or by reason of his acts or omissions as such director or officer of the Company, except in cases where such director or officer shall be adjudged in any such suit or proceeding to be liable because of dereliction in the performance of his duty as such officer or director; such indemnification to be without prejudice to any and all legal rights of such director or officer.

          The Company maintains policies under which its officers and directors are insured, within the limits and subject to the limitations of the policies, against claims arising solely by reason of their being officers or directors of the Company for actual or alleged errors, misstatements, misleading statements, acts, omissions, neglects or breaches of duty and certain expenses resulting therefrom, including costs of investigation and defense of legal actions, claims or proceedings, and appeals therefrom.

Item 7.  Exemption from Registration Claimed

          N/A

Item 8.  Exhibits

          The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

          The Registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                SIGNATURES

          (The Registrant) Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on November 2, 1994.

                         (Registrant) Northwestern Public Service Company

                         By (Signature and Title)      /s/  M. D. Lewis
                                                       M. D. Lewis
                                                       President & CEO

                             POWER OF ATTORNEY
          Each director and officer of the Company whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of such person, and to file, any amendment to the registration statement unnecessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendment may make such other changes in the registration statement as the agent for service deems appropriate.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date                     Signature and Title

November 2, 1994         By   /s/  R. A. Wilkens
                              R. A. Wilkens
                              Chairman of the Board of Directors

November 2, 1994         By   /s/  M. D. Lewis
                              M. D. Lewis, Director and President
                              and Chief Executive Officer

November 2, 1994         By   /s/  R. R. Hylland
                              R. R. Hylland, Vice President - Finance
                              & Corporate Development & Treasurer
                              (Principal Financial and Accounting Officer)

November 2, 1994         By   /s/  Aelred J. Kurtenbach
                              Aelred J. Kurtenbach, Director

November 2, 1994         By   /s/  Jerry W. Johnson
                              Jerry W. Johnson, Director

November 2, 1994         By   /s/  Herman Lerdal
                              Herman Lerdal, Director

November 2, 1994         By   /s/  Larry F. Ness
                              Larry F. Ness, Director

November 2, 1994         By   /s/  Raymond M. Schutz
                              Raymond M. Schutz, Director

November 2, 1994         By   /s/  Bruce I. Smith
                              Bruce I. Smith, Director

November 2, 1994         By   /s/  W. W. Wood
                              W. W. Wood, Director

          (The Plan) Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huron, South Dakota, on November 2, 1994.

(Plan) Northwestern Public Service Company Variable Investment Plan and Trust Agreement

                         By   /s/  Thomas A. Gulbranson
                              Thomas A. Gulbranson, Trustee

                         By   /s/  Robert J. Hollibaugh
                              Robert J. Hollibaugh, Trustee

                         By   /s/  Alan D. Dietrich
                              Alan D. Dietrich, Trustee
                               EXHIBIT INDEX

          The following documents are filed as part of the Registration
Statement.

3(a)(1)
Registrant's Restated Certificate of Incorporation, dated February 7, 1990, is incorporated by reference to Exhibit 3(a)(1) to Form 10-K for the year ended December 31, 1989, Commission File No. 0-692.

3(a)(2)
Certificate of Retirement of Preferred Stocks, dated January 13, 1992, is incorporated by reference to Exhibit 3(a)(2) to Form 10-K for the year ended December 31, 1991, Commission File No. 0-692.

3(b)
Registrant's By-Laws, as amended, dated December 1, 1990, are incorporated by reference to Exhibit 3(b) to Form 10-K for the year ended December 31, 1990, Commission File No. 0-692.

4(a)(1)
Indenture, dated August 1, 1940, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, and supplemental and amendatory indentures thereto are incorporated by reference to Exhibit 2 to Form 12-K for the year ended December 31, 1970, Commission File No. 2-4472.

4(a)(2)
Supplemental Indenture, dated August 1, 1972, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2 to Form 8-K for the month of August, 1972, Commission File No. 2-4472.

4(a)(3)
Supplemental Indenture, dated July 1, 1973, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 1 to Form 8-K for the month of July, 1973, Commission File No. 2-4472.

4(a)(4)
Supplemental Indenture, dated November 14, 1974, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 1 to Form 8-K for the month of November, 1974, Commission File No. 2-4472.

4(a)(5)
Supplemental Indenture, dated May 1, 1975, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2 to Form 8-K for the month of May, 1975, Commission File No. 2-4472.

4(a)(6)
Supplemental Indenture, dated June 1, 1977, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2(a)(34) to Registration Statement on Form S-7 (Reg. No. 2-58825).

4(a)(7)
Supplemental Indenture, dated July 1, 1978, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 2(a)(43) to Registration Statement on Form S-7 (Reg. No. 2-63083).

4(a)(8)
Supplemental Indenture, dated December 1, 1978, executed by the Company to The Chase Manhattan Bank (N.A.) and J. J. O'Connell, as Trustees, is incorporated by reference to Exhibit 11 to Form 10-K for the year ended December 31, 1978, Commission File No. 0-692.

4(a)(9)
Registrant's Supplemental Indenture, dated May 6, 1987, is incorporated by reference to Exhibit 3(a) to Form 10-Q for the quarter ended September 30, 1987, Commission File No. 0-692.

4(a)(10)
Supplemental Indenture, dated November 1, 1989, executed by the Company to The Chase Manhattan Bank (N.A.) and Vincent J. Marino, as Trustees, is incorporated by reference to Exhibit 4(a)(10) to Form 10-K for the year ended December 31, 1989, Commission File No. 0-692.

4(a)(11)(i)
Supplemental Indenture, dated July 15, 1991, executed by the Company to The Chase Manhattan Bank (N.A.) and C. J. Heinzelmann, as Trustees, is incorporated by reference to Exhibit 4(a)(11)(i) to Form 8-K, dated August 1, 1991, Commission File No. 0-692.

4(a)(12)
Supplemental Indenture, dated November 15, 1991, is incorporated by reference to Exhibit 4(a)(12) to Form 10-K for the year ended December 31, 1991, Commission File No. 0-692.

4(a)(13)
Supplemental Indenture, dated September 1, 1992, executed by the Company to The Chase Manhattan Bank (N.A.) and C. J. Heinzelmann, as Trustees, is incorporated by reference to Exhibit 4(a)(11)(i) to Form 8-K, dated September 18, 1992, Commission File No. 0-692.

4(a)(14)
Underwriting Agreement dated August 16, 1993 among the Company, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and NatWest Capital Markets Limited, is incorporated by reference to Exhibit 1 of Registrant's Report on Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(15)
General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 from the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(a) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(16)
Supplemental Indenture dated as of August 15, 1993 to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(a)(17)
Supplemental Indenture dated August 15, 1993 to the Indenture dated August 1, 1940 from the Company to The Chase Manhattan Bank (National Association) and C. J. Heinzelmann, as successor Trustees, is incorporated by reference to Exhibit 4(c) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

4(b)(1)
Copy of Sale Agreement between Company and Mercer County, North Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(1) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(2)
Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A, is incorporated by reference to Exhibit 4(b)(2) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(3)
Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B, is incorporated by reference to Exhibit 4(b)(3) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

4(b)(4)
Copy of Loan Agreement between Company and City of Salix, Iowa, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(4) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

5
Opinion of counsel re legality of securities being registered.

23
Consent of Arthur Andersen LLP

24
Power of Attorney contained in signature page of Registration Statement.